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                                                                  EXHIBIT 23(B)



                         INDEPENDENT AUDITORS' CONSENT



         We consent to the inclusion in this Registration Statement of SouthTrust Corporation on Form S-4 of our report dated February 3, 1998, relating to the balance sheet of First American Bank of Indian River County as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                          /s/ REX MEIGHEN & CO.
                                          Rex Meighen & Company
                                          Certified Public Accountants


Tampa, Florida
November 3, 1998